Exhibit 99.1

Constellation Pharmaceuticals Announces

Pricing of Public Offering of Common Stock

CAMBRIDGE, Massachusetts, June 16, 2020 – Constellation Pharmaceuticals, Inc., (Nasdaq: CNST) a clinical-stage biopharmaceutical company using its expertise in epigenetics to discover and develop novel therapeutics, today announced that it has priced an underwritten public offering of 5,500,000 shares of its common stock at a public offering price of $35.00 per share, for total gross proceeds of $192.5 million, before deducting underwriting discounts and commissions and expenses payable by Constellation. All of the shares in the offering are being sold by Constellation. In addition, Constellation has granted the underwriters a 30-day option to purchase up to 825,000 additional shares of its common stock at the public offering price, less the underwriting discount and commissions. The offering is expected to close on June 19, 2020, subject to customary closing conditions.

J.P. Morgan, Jefferies, Cowen and RBC Capital Markets are acting as joint book-running managers for the offering. SunTrust Robinson Humphrey is acting as lead manager and Baird is acting as co-manager for the offering.

The shares are being offered by Constellation pursuant to an automatically effective shelf registration statement that was filed with the Securities and Exchange Commission (“SEC”) on December 9, 2019.

This offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (866) 803-9204; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at 877-821-7388 or by email at Prospectus_Department@Jefferies.com; Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926; or RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, New York, New York 10281, by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Constellation Pharmaceuticals

Constellation Pharmaceuticals is a clinical-stage biopharmaceutical company developing novel therapeutics that selectively modulate gene expression to address serious unmet medical needs in patients with cancer. The Company has a deep understanding of how epigenetic and chromatin modifications in cancer cells and in the tumor and immune microenvironment play a fundamental role in driving disease progression and drug resistance. Constellation is driving development of the BET inhibitor CPI-0610 for the treatment of myelofibrosis as well as the EZH2 inhibitor CPI-0209 for the treatment of solid tumors. The Company is also applying its broad research and development capabilities to explore other novel targets that directly and indirectly impact gene expression to fuel a sustainable pipeline of innovative small-molecule product candidates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, such as those, among others, relating to the Company’s plans to consummate its proposed public offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the public offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that the Company will be able to complete the proposed public offering on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the proposed offering, Constellation and its business can be found under the caption “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, the Company’s preliminary prospectus supplement filed with the SEC on June 15, 2020, and other filings that the Company may make with the SEC in the future. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Contacts

Kia Khaleghpour, Ph.D.

Vice President, Investor Relations and Communications

Constellation Pharmaceuticals

+1 617-844-6859

kia.khaleghpour@constellationpharma.com

Ronald Aldridge

Senior Director, Investor Relations

Constellation Pharmaceuticals

+1 617-714-0539

ron.aldridge@constellationpharma.com

Lauren Arnold

Media Relations

MacDougall Biomedical Communications

+1 781-235-3060

larnold@macbiocom.com